Exhibit 99.1

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT FOR IPSIDY INC.

Persons interested in purchasing shares of Ipsidy Inc.(the “Company”) must return this completed subscription agreement along with a wire transfer, check or money order for their total payment, payable only to:

Ipsidy Inc.
670 Long Beach Blvd.

Long Beach, New York 11561

If and when accepted by us, this subscription agreement shall constitute a subscription for shares of our common stock subject to the terms and conditions set forth in this subscription agreement and the Company's Final Prospectus filed with the Securities and Exchange Commission on _____________, 2019 (the “Prospectus” and the “Offering”).  It is understood that this subscription is not binding upon the Company until accepted by the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion.  The Company will not accept unsolicited subscriptions.

An accepted copy of this agreement will be returned to you as your receipt, and certificates for your stock will be issued to you shortly thereafter.

Method of payment: [     ] Check or [     ] Money Order payable only to: Ipsidy Inc.

I hereby irrevocably tender this subscription agreement for the purchase of _____________ shares at $0.15 per share. With this subscription agreement, I tender payment in the amount of $__________ for the shares subscribed. Such funds will be held for my benefit, and will be returned promptly, without interest, penalty, expense or deduction if this agreement is not accepted by the Company or the Offering is terminated pursuant to its terms or by the Company.

In connection with this investment, I represent, warrant and covenant as follows:

(a)	I have been provided a copy of and have read, reviewed and have been provided an opportunity to ask questions regarding the Company’s Prospectus and the Offering and have no outstanding or unanswered questions regarding the Company or the Prospectus as of the date of this subscription agreement. I fully understand the terms of the lock-up as described in the Prospectus.

(b)	That no person has made any written or oral representation to me that: (a) any person will resell or purchase the shares subscribed for; (b) any person will refund the purchase price of the shares; or (c) as to the future price or value of the shares.

(c)	I have been provided with all materials and information requested by either me, my counsel, or others representing me, including any information requested to verify information furnished. There has been made available to both myself and my advisors the opportunity to ask questions of, and receive answers from the Company and its directors, officers, employees and representatives concerning the terms and conditions of this offering and to obtain any additional information desired necessary to verify the accuracy of the information provided.

(d)	I have sufficient assets to easily pay my subscription to the Company, and my subscription to the Company is not unreasonably large when compared with my total financial capability.

(e)	I am under no legal disability nor am I subject to any order, which would prevent or interfere with my execution, delivery and performance of this Subscription Agreement or my purchase of the shares. The shares are being purchased solely for my own account and not for the account of others and for investment purposes only. I have no present plans to enter into any contract, undertaking, agreement or arrangement with respect to the transfer, assignment, resale or distribution of any of the shares. No person has made any written or oral representations to me: (i) that any person will resell or repurchase any of the shares; (ii) that any person will refund the purchase price of any of the shares, or (iii) as to the future price or value of any of the shares.

(f)	The representations and warranties of subscriber shall survive the purchase of the shares and the consummation of the transactions contemplated herein.

(g)	I understand and agree that the Company reserves the right to accept or reject this or any other subscription for shares, in whole or in part, and in any order, notwithstanding my prior receipt of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to me an executed copy of this agreement. If this subscription is rejected in whole or the Offering is terminated, all funds received in connection with my subscription will be returned without interest, penalty, expense or deduction, and this agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, and in any order, the funds for the rejected portion of this subscription will be returned without interest, penalty, expense or deduction, and this agreement will continue in full force and effect to the extent this subscription was accepted.

(h)	I represent that: (i) if I am a natural person, I have reached the age of 21 and have full power and authority to execute and deliver this agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, such entity was not formed for the specific purpose of acquiring the shares, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the shares, the execution and delivery of this agreement has been duly authorized by all necessary action, this agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; and (iii) if executing this agreement in a representative or fiduciary capacity, the undersigned has full power and authority to execute and deliver this agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or limited liability partnership, or other entity for whom the undersigned is executing this agreement, and such individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity has full right and power to perform pursuant to this agreement and make an investment in the Company, and that this agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the undersigned is a party or by which it is bound.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware relating to contracts entered into and to be performed wholly within such State.

THE PURCHASE OF SHARES OF IPSIDY INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR, PRIOR TO ANY INVESTMENT OR PURCHASE OF IPSIDY INC.SHARES SHOULD THOROUGHLY READ THE PROSPECTUS RELATING TO THIS OFFERING, INCLUDING, BUT NOT LIMITED TO THE “RISK FACTORS” INCLUDED THEREIN.

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Type of ownership: (You must check one box)

☐	Individual	☐	Custodian for __________

☐	Tenants in Common	☐	Uniform Gifts to Minors Act of the State of: __________

☐	Joint Tenants with rights of Survivorship	☐	Corporation (Inc., LLC, LP) – Please
List all officers, directors, partners,
☐	Trust		managers, etc.:

☐	Community Property	☐	Other (please explain)

IN WITNESS WHEREOF, I have executed this Subscription Agreement this _____day of ______________, 2019.

Name (Please Print) [if Tenants in Common or Joint Tenants, all subscribers should sign]

Signature

If entity, name of entity and signatory’s position with entity

Social Security, Social Insurance or Tax Identification Number

Principal Address of Subscriber

Street Address

City & State/Province Zip or Postal Code

This Subscription for ______________ Shares is hereby accepted this ____ day of _____________, 2019.

IPSIDY INC.

By:

Printed Name:

Its:

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